Exhibit 10.24

Summary of 2013 Executive Officer Compensation

The following shows the annual salary for each of Mattersight’s current executive officers:

Kelly D. Conway, President and Chief Executive Officer:	$300,000
Karen Bolton, Executive Vice President of Client Management:	$250,000
Christine R. Carsen, Vice President, General Counsel and Corporate Secretary:	$200,000
Christopher J. Danson, Executive Vice President of Delivery:	$275,000
David R. Gustafson, Vice President of Marketing and Product Management:	$230,000
Mark Iserloth, Vice President and Chief Financial Officer:	$250,000
William B. Noon, Vice President of Finance:	$200,000

Each of these executive officers have target bonus percentages as set forth in their employment agreements with Mattersight. Additional information concerning the compensation of these executive officers is set forth in the Proxy Statement on Form 14A filed by Mattersight Corporation with the Securities and Exchange Commission.